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                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of SYNAVANT Inc. (the "Company") on Forms S-8 (No. 33-46040 and 33-46038) of our report dated February 26, 2001, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999, the year ended November 30, 1998 and the month ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
March 27, 2001